SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 19, 2004


                          WILLIS GROUP HOLDINGS LIMITED
               (Exact name of Registrant as specified in Charter)

        BERMUDA                            001-16503              98-0352587
  (Jurisdiction of incorporation          (Commission File        (IRS Employer
  or organization)                        Number)                Identification
  No.)


                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: +44 20 7488 8111

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

                  On February 19, 2004, Willis Group Holdings Limited, an exempted Bermuda company (the "Company"), entered into an Underwriting Agreement dated February 19, 2004 (the "Underwriting Agreement"), with Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC and the other several underwriters named on Schedule I thereto (collectively, the "Underwriters"), and Profit Sharing (Overseas), Limited Partnership, an affiliate of Kohlberg Kravis Roberts & Co. L.P., and Fisher Capital Corp. L.L.C. (together, the "Selling Shareholders"), with respect to the offer and sale by the Selling Shareholders and the purchase by the Underwriters, of 20,000,000 shares of the Company's common stock, par value $0.000115 per share, with an option to purchase from the Selling Shareholders an additional 3,000,000 shares of common stock to cover overallotments, if any. Concurrently with the offering, the Company entered into a Repurchase Agreement, dated February 19, 2004 (the "Repurchase Agreement"), with the Selling Shareholders, with respect to the purchase by the Company of 4,000,000 shares directly from the Selling Shareholders in a private transaction at $37.026, the net price per share to be received by the Selling Shareholders in the underwritten offering.

                  A form of the Underwriting Agreement is attached as Exhibit
1.1 hereto. A form of the Repurchase Agreement is attached as Exhibit 10.1 hereto.


Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                  1.1 Form of Underwriting Agreement, by and among the Underwriters, the Company and the Selling Shareholders.

                  10.1 Form of Repurchase Agreement, between the Company and the Selling Shareholders.

                  99.1     Press Release dated February 19, 2004.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                     WILLIS GROUP HOLDINGS LIMITED

                     By:  /s/ William P. Bowden, Jr.
                          ---------------------------
                          Name: William P. Bowden, Jr.
                          Title: Group General Counsel




Dated:  February 20, 2004

                                  EXHIBIT INDEX


Exhibit
Number            Title
------            -----

1.1 Form of Underwriting Agreement, by and among the Underwriters, the Company and the Selling Shareholders.

10.1 Form of Repurchase Agreement, between the Company and the Selling Shareholders.

99.1              Press Release dated February 19, 2004.